UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2016 (June 2, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As noted in our Quarterly Report on Form 10-Q for the period ended March 31, 2016, the action against us commenced by William A. Carter in February 2016 in the United States District Court for the Southern District of Florida was settled. The Court dismissed with prejudice the filed litigation in accordance with the parties’ agreed resolution, and retains jurisdiction to enforce the terms of the Parties’ settlement agreement. On June 2, 2016, in furtherance of the settlement agreement, Dr. Carter executed an omnibus assignment to us of all of his Intellectual Property rights related to Ampligen® and Alferon®.

We issued a press release regarding the assignment of intellectual property on June 6, 2016. The press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press Release dated June 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

By:	/s/ Thomas K. Equels
Thomas K. Equels President

Date:  June 6, 2016